VELLMER & CHANG
CHARTERED ACCOUNTANTS *
                                                         505 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                   E-mail: info@vellmerchang.com
                                  * denotes a firm of incorporated professionals



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated November 17, 2007, with respect to the balance sheet of Giddy-up Productions, Inc. as at August 31, 2007 and the related statements of stockholders' equity, operations and cash flows for the period from August 30, 2007 (date of inception) to August 31, 2007, included in the filing of the registration Statement Form SB-2/A (Pre-Effective Amendment
No.  1),  dated  January  18,  2008.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.





                                                      "Vellmer  &  Chang"
Vancouver,  British  Columbia                       Chartered  Accountants
Canada
January  18,  2008